UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

IN8bio, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

350 5th Avenue, Suite 5330

New York, New York 10118

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 12, 2024 at 9:00 a.m. Eastern Time

Dear Stockholder:

On behalf of our board of directors, we are pleased to invite you to attend the 2024 Annual Meeting of Stockholders of IN8bio, Inc., a Delaware corporation. The Annual Meeting will be held virtually, via live webcast available at www.proxydocs.com/INAB, on June 12, 2024 at 9:00 a.m. Eastern time. We believe hosting a virtual meeting enables increased stockholder participation, while lowering the cost of conducting the Annual Meeting.

Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. You will be able to attend the Annual Meeting and vote your shares during the meeting by visiting www.proxydocs.com/INAB. To participate in the Annual Meeting, you will need to register using the control number located on the Notice of Internet Availability of Proxy Materials for the 2024 Annual Meeting of Stockholders, your proxy card or voting instruction form. Additional details regarding access to the Annual Meeting and the business to be conducted at the Annual Meeting are described in the accompanying proxy statement. We recommend that you log in a few minutes early to ensure you are logged in when the Annual Meeting starts.

Your vote is very important. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted.

The Annual Meeting will be held for the following purposes, which are more fully described in the proxy statement accompanying this Notice:

(1)	To elect the two Class III directors named in the attached proxy statement, each to serve until our 2027 Annual Meeting of Stockholders.

(2)	To ratify the selection of CohnReznick LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

(3)	To conduct any other business properly brought before the meeting or any adjournment or postponement thereof.

The record date for the Annual Meeting is April 17, 2024. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors,

Patrick McCall

Chief Financial Officer and Corporate Secretary

New York, New York

April 26, 2024

You are cordially invited to attend the virtual annual meeting. Whether or not you expect to attend the meeting, you are urged to vote and submit your proxy by following the procedures described in the proxy card. Even if you have voted by proxy, you may still vote during the meeting. Please note, however, that if your shares are held of record by a broker, bank or other similar organization and you wish to vote during the meeting, you must follow the instructions from such organization.

Website References

You may also access additional information about IN8bio, Inc. at www.in8bio.com and invesors.in8bio.com. References to our websites throughout this proxy statement are provided for convenience only and the content on our website does not constitute a part of this proxy statement.

i

350 5th Avenue, Suite 5330

New York, New York 10118

PROXY STATEMENT

FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 12, 2024 at 9:00 a.m. Eastern Time

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a Notice of Internet Availability of Proxy Materials (“Notice”) on the internet instead of a full set of Proxy Materials?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice because the Board of Directors of IN8bio, Inc. (the “Board”) is soliciting your proxy to vote at the 2024 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements thereof. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or to request a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice of Internet Availability on or about April 26, 2024 to all stockholders of record entitled to vote at the Annual Meeting.

Will I receive any other Proxy Materials by mail?

You will not receive any additional proxy materials via mail unless you request a printed copy in accordance with the instructions set forth in the Notice. We may elect, in our discretion, to send you a proxy card and a second Notice, on or after 10 calendar days have passed since our first mailing of the Notice.

When is the record date for the Annual Meeting?

The Board has fixed the record date for the Annual Meeting as of the close of business on April 17, 2024 (the “Record Date”).

How do I attend the Annual Meeting?

We will be hosting the Annual Meeting via live webcast only. You may attend, vote and ask questions at the Annual Meeting by following the instructions provided on the Notice or proxy card to log in to www.proxydocs.com/INAB. If you are a stockholder of record, you will be asked to provide the control number from your Notice or proxy card. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, follow the instructions from your broker or bank.

You are entitled to attend the Annual Meeting if you were a stockholder as of the close of business on the Record Date or hold a valid proxy for the meeting. To be admitted to the Annual Meeting, you will need to visit www.proxydocs.com/INAB and enter the control number found on your Notice or proxy card, or in the email sending you the proxy statement. If you are a beneficial stockholder, you should contact the bank, broker or other institution where you hold your account well in advance of the meeting if you have questions about obtaining your control number/proxy to vote.

We recommend that you log in a few minutes before the start of the Annual Meeting to ensure that you are logged in when the meeting starts. Information on how to vote online during the Annual Meeting is discussed below.

What if I cannot find my Control Number?

Please note that if you do not have your control number and you are a stockholder of record, please contact us at ir@in8bio.com and we will be able to provide your control number to you.

If you are a beneficial owner (that is, you hold your shares in an account at a bank, broker or other holder of record), you will need to contact that bank, broker or other holder of record to obtain your control number prior to the Annual Meeting.

For the Annual Meeting, how do we ask questions of management and the Board?

Stockholders may submit questions relevant to the proposals to be voted on at the Annual Meeting in advance of the Annual Meeting through www.proxydocs.com/INAB. We plan to answer questions related to the proposals after all of the proposals have been presented at the Annual Meeting. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition. Questions that are not relevant to the proposals to be voted on at the Annual Meeting will not be responded to. Questions may be submitted during the Annual Meeting through www.proxydocs.com/INAB.

What do I do if I have technical difficulties in connection with the Annual Meeting?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be delivered to shareholders via e-mail prior to the meeting’s start time. Technical support will be available starting at 8:00 a.m. Eastern time, on June 12, 2024.

Will a list of stockholders as of the Record Date be available?

For the 10 days prior to the Annual Meeting, the list of our record stockholders as of the Record Date will be available for examination during ordinary business hours by any stockholder of record for purposes germane to the meeting by emailing us at ir@in8bio.com.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on the Record Date will be entitled to vote online during the Annual Meeting. On the Record Date, there were a total of 44,019,836 shares of common stock outstanding and entitled to vote.

•

Stockholder of Record: Shares Registered in Your Name. If on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote online during the meeting, vote by proxy over the telephone or through the internet, or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted.

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Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Similar Organization. If on the Record Date, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares online during the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent, as required. Check with your brokerage firm, bank, dealer or other similar organization, and further follow the instructions you receive during the registration process prior to the Annual Meeting.

How many votes do I have?

Each holder of shares of our common stock will have one vote per share of common stock held as of the Record Date.

What am I voting on?

There are two matters scheduled for a vote:

•	Proposal 1: Election of two Class III directors to hold office until the 2027 Annual Meeting of Stockholders; and

•	Proposal 2: Ratification of the selection of CohnReznick LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

What if another matter is properly brought before the meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, the proxies will vote as recommended by the Board or, if no recommendation is given, will vote on those matters in accordance with their best judgment.

What are the Board’s recommendations on how to vote my shares?

The Board recommends a vote:

•	Proposal 1: FOR the election of the two Class III director nominees; and

•	Proposal 2: FOR the ratification of the selection of CohnReznick LLP as our independent registered public accounting firm for the year ending December 31, 2024.

How do I vote?

If you are a stockholder of record and your shares are registered directly in your name, you may vote:

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By Internet. To vote through the internet, go to www.proxypush.com/INAB to complete an electronic proxy card. You will be asked to provide the control number from the Notice. Your internet vote must be received prior to the start of the Annual Meeting to be counted.

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By Telephone. Call 1-866-601-1589 toll-free from the United States, U.S. territories and Canada, and follow the instructions on the Notice. You will be asked to provide your control number from the Notice. Your telephone vote must be received prior to the start of the Annual Meeting to be counted.

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By Proxy Card. Complete and mail the proxy card that may be requested and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•	Online During the Annual Meeting. Access the Annual Meeting by visiting www.proxydocs.com/INAB and providing your control number from your Notice.

Internet and telephone voting facilities for stockholders of record will be available for 24 hours a day and will close at 9:00 a.m. Eastern time on June 12, 2024. If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or online at the Annual Meeting, your shares will not be voted.

If you are a beneficial owner of shares held in “street name” (i.e., held for your account by a broker, bank or other nominee), you should have received a notice containing voting instructions from that organization rather than from us. You should follow the instructions in the notice to ensure your vote is counted. To vote online during the Annual Meeting, you may be required to obtain a valid proxy card from your broker or other nominee. Follow the instructions from your broker, bank or other nominee or contact your broker, bank or other nominee to request a proxy card, and access the Annual Meeting by following the instructions you receive after your successful registration at www.proxydocs.com/INAB using the control number provided by your bank, broker or other nominee.

Internet proxy voting will be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

Can I vote my shares by filling out and returning the Notice?

No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote by proxy in advance of the Annual Meeting through the internet, by telephone or by using a printed proxy card. You may also vote online during the Annual Meeting by visiting www.proxydocs.com/INAB.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote through the internet, by telephone, by completing the proxy card that may be delivered to you or online during the Annual Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted in accordance with the recommendations of the Board:

•	“FOR” the election of each of the two nominees for director; and

•	“FOR” the ratification of the selection of CohnReznick LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares as recommended by the Board or, if no recommendation is given, will vote your shares using his or her best judgment.

If I am a beneficial owner of shares held in “street name” and I do not provide my broker or bank with voting instructions, what happens?

If you are a beneficial owner and do not instruct your broker, bank or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether, pursuant to stock exchange rules, the particular proposal is deemed to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under applicable rules and interpretations, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may vote your shares on Proposal 2. Your broker or nominee, however, may not vote your shares on Proposal 1 without your instructions. Such an event would result in a “broker non-vote” and these shares will not be counted as having been voted on the applicable proposal. Please instruct your bank, broker or other agent to ensure that your vote will be counted.

If you a beneficial owner of shares held in street name, and you do not plan to attend the Annual Meeting, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name.

If you are a stockholder of record, then yes, you can revoke your proxy at any time before the final vote at the Annual Meeting. You may revoke your proxy in any one of the following ways:

•	submit another properly completed proxy with a later date;

•	transmit a subsequent vote over the internet or by telephone prior to the start of the Annual Meeting;

•	register and attend the Annual Meeting and vote online during the Annual Meeting; or

•	send a timely written notice that you are revoking your proxy via email at ir@in8bio.com.

Your last vote, whether prior to or at the Annual Meeting, is the vote that we will count.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Similar Organization.

If you are a beneficial owner and your shares are held in “street name” by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.

What vote is required to approve each item and how are votes counted?

The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1.	Election of Directors	Nominees receiving the most “For” votes; withheld votes will have no effect.	Not applicable	No effect
2.	Ratification of the selection of CohnReznick LLP as the Company’s independent registered public accounting firm	“For” votes from the holders of a majority of the voting power of the shares present in person, by remote communication or represented by proxy at the meeting and voting affirmatively or negatively (excluding abstentions and broker non-votes) on such matter.	No effect	Not applicable(1)

(1)

This proposal is considered to be a “routine” matter. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other agent has discretionary authority to vote your shares on this proposal.

How is a quorum reached?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the Annual Meeting or represented by proxy. On the record date, there were 44,019,836 shares outstanding and entitled to vote. Thus, the holders of 22,009,919 shares must be present or represented by proxy at the Annual Meeting to have a quorum. The inspector(s) of election appointed for the Annual Meeting will determine whether or not a quorum is present.

Abstentions and broker non-votes, if any, will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

We will announce preliminary voting results at our Annual Meeting. We will publish final voting results in a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available at that time, we will disclose the preliminary results in the Current Report on Form 8-K and, within four business days after the final voting results are known to us, file an amended Current Report on Form 8-K to disclose the final voting results.

Who pays the cost for soliciting proxies?

We will pay the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokers, banks, custodians, other nominees and fiduciaries for forwarding these materials to their principals to obtain the authorization for the execution of proxies.

PROPOSAL 1: ELECTION OF DIRECTORS

General

Our amended and restated certificate of incorporation provides for a classified Board consisting of three classes of directors. Class I consists of three directors, Class II consists of three directors and Class III consists of two directors. Each class serves for a three-year term. Vacancies on our Board may be filled by the affirmative vote of a majority of directors then in office. A director elected by our Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

Our Board is currently composed of eight directors. There are two directors whose term of office expires in 2024. Upon the recommendation of the Nominating and Corporate Governance Committee, our Board has considered and nominated the two incumbent directors listed below, all of whom have previously been elected by our stockholders, for election as directors at the Annual Meeting:

•	William Ho

•	Alan S. Roemer

The biographies below under “Information Regarding Director Nominees and Current Directors” include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each director nominee that led the Nominating and Corporate Governance Committee to believe that that nominee should continue to serve on the Board. If you elect the nominees listed above, they will each hold office until the 2027 Annual Meeting of Stockholders and until each of their successors has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. All nominees have consented to being named in this proxy statement and to serve if elected. The Board has no reason to believe that any of the nominees would prove unable to serve if elected. There are no family relationships among any of our executive officers or directors. It is our policy to encourage directors and nominees for director to attend the Annual Meeting.

Vote Required

Directors are elected by a plurality of the votes of the holders of shares present in person, by remote communication, if applicable, or represented by proxy and entitled to vote on the election of directors. Accordingly, the two nominees receiving the highest number of “FOR” votes will be elected as directors. Abstentions will have no effect on the outcome of Proposal 1. You may not vote your shares cumulatively for the election of directors. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named above. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our Board. Your proxy cannot be voted for a greater number of persons than the number of director nominees named in this proxy statement.

Our Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE

DIRECTOR NOMINEES FOR CLASS III DIRECTOR

(PROPOSAL 1 ON YOUR NOTICE OF INTERNET AVAILABILITY)

INFORMATION REGARDING DIRECTOR NOMINEES AND CONTINUING DIRECTORS

The following table sets forth, for the Class III nominees and our other directors, their ages and position or office held with us as of the date of this proxy statement:

Name	Age	Position	Director Since
Class III Directors for Election at the 2024 Annual Meeting of Stockholders
William Ho	48	President & Chief Executive Officer and Director	2015
Alan S. Roemer	54	Chairman of the Board	2020

Class I Directors Continuing in Office Until the 2025 Annual Meeting of Stockholders
Emily Fairbairn	62	Director	2021
Jeremy Graff	54	Director	2023
Luba Greenwood	45	Director	2021

Class II Directors Continuing in Office Until the 2026 Annual Meeting of Stockholders
Peter Brandt	67	Director	2019
Corinne Epperly	46	Director	2023
Travis Whitfill	34	Director	2018

Set forth below is biographical information for the director nominees and each person whose term of office as a director will continue after the Annual Meeting. This includes information regarding each director’s experience, qualifications, attributes or skills that led our Board to recommend them for board service.

Nominees for Election at the 2024 Annual Meeting of Stockholders

William Ho is our co-founder, and has served as our president, chief executive officer and director since our inception in November 2015 and also served as our chief financial officer from October 2020 to February 2021. Prior to this, from April 2014 to November 2017, Mr. Ho was the founder and managing partner at AlephPoint Capital, a private healthcare fund. Prior to AlephPoint, Mr. Ho launched the public investments and cross-over portfolio at New Leaf Venture Partners, a leading healthcare venture capital firm, and served as its Public Investment Director from 2010 to 2014. Previously, Mr. Ho also served as a Senior Equity Research Analyst at Bank of America from 2006 to 2009 and an Equity Research Analyst at Piper Jaffray & Co. from 2003 to 2006, covering the biotechnology and life-science tools sectors. Earlier in his career, Mr. Ho was responsible for FP&A and operational analysis at CuraGen Corporation and worked as an associate on the Healthcare Investment Banking team at Cowen. Mr. Ho was an inductee into the McMaster University Alumni Gallery in 2020 and previously served as a member of their Dean’s Advisory Board for the Faculty of Science. Mr. Ho received an MBA from the University of Notre Dame and a B.S. in Biochemistry from McMaster University. We believe that Mr. Ho’s extensive knowledge of our company as founder, president and chief executive officer and his experience in the healthcare industry qualifies him to serve on our Board.

Alan S. Roemer has served as chair and a member of our Board since September 2020. Mr. Roemer has served as a director and chair of the audit committee of NexImmune, Inc., a public biotechnology company, since February 2017. He also currently serves on the boards of directors of various private companies, including: chair and member of the board of directors of UTILITY therapeutics Ltd., a private biotechnology company; member of the board of directors and chair of the audit, finance and compensation committees of Bit.Bio Ltd., a private synthetic biology company; and member of the board of trustees and treasurer of the Helene Fuld College of Nursing. Mr. Roemer previously served as a member of the board of directors of SomPharmaceuticals SA, a private biopharmaceutical company, until its acquisition by Amryt Pharma plc, and a member of the board of directors of Envisagenics, Inc., a private artificial intelligence company. Mr. Roemer was a founding leadership team member and senior vice president of Roivant Sciences, Inc., a public biopharmaceutical company, from the company’s inception May 2014 to August 2019, where he held various senior management roles responsible for finance, operations and corporate development. From March 2015 to August 2015, he also served as principal financial and accounting officer of Axovant Sciences Ltd., a public biopharmaceutical company, and a founding leadership team member and chief financial officer of its wholly owned subsidiary, Axovant Sciences, Inc. Prior to launching Roivant and Axovant, Mr. Roemer served in various executive roles, including managing director of the Trout Group LLC and Trout Capital LLC from 2009 to 2014, chief financial officer and treasurer of Zelos Therapeutics, Inc. from 2008 to 2009, and vice president of Pharmasset, Inc. 1999 to 2008, which was subsequently acquired by Gilead Sciences, Inc. Mr. Roemer received a B.S. in Business Administration from Georgetown University and his MBA and MPH degrees from Emory University’s Goizueta Business School and Rollins School of Public Health. We believe that Mr. Roemer’s significant executive and board leadership experience in the biopharmaceutical industry qualifies him to serve on our Board.

Directors Continuing in Office Until the 2025 Annual Meeting of Stockholders

Emily Fairbairn has served as a member of our Board since July 2021. From 2018, she has also served as the chair of the board of directors at Movano Inc. Ms. Fairbairn has spent the majority of her career in executive leadership and management positions and as a seasoned investor and mentor to early-stage companies. In 1999, Ms. Fairbairn was co-founder and chief executive officer of Ascend Capital, a multi-billion-dollar hedge fund, which she ran until 2018. The firm focused on managing assets for institutional clients such as pensions, endowments, and public companies. Prior to Ascend Capital, she spent a decade building a successful practice of equity portfolio construction and financial planning for high net-worth clients for Merrill Lynch. Today, Ms. Fairbairn is an active investor, and since 2017 serving on the funding board of the MIT Sandbox Fund to mentor aspiring entrepreneurs. She is also a dedicated advocate of funding research for a realizable diagnostic and cure for Lyme+, which affects around 500,000 people annually in the United States. Emily holds a B.S. in Chemical Engineering from California State Polytechnic University. We believe that Ms. Fairbairn’s expertise in investment and finance matters and her extensive executive leadership and management experience qualify her to serve on our Board.

Jeremy Graff has served as a member of our Board since May 2023. Dr. Graff is currently a C-Suite executive advisor working as a scientific and executive advisor to a number of companies. Since November 2023, Dr. Graff has acted as Chief Development Officer for Allarity Therapeutics, Inc., a public precision medicine company. He previously served as Chief Scientific Officer for IMV, Inc., an immune-oncology company, from June 2021 to January 2024. Before that, he served as Chief Development Officer and Senior Vice President, Research at HiberCell, a biotechnology company developing novel therapeutics for cancer relapse and metastasis, from June 2020 to March 2021. Prior to that, he was employed at Biothera Pharmaceuticals, Inc., serving as President from November 2018 to June 2020 and as Chief Scientific Officer from November 2014 to November 2018, where he led the sale of Bother Pharmaceuticals to Hibercell in June 2020. Dr. Graff received a B.A. and A.A. in Biology and Chemistry from Thomas More College (now University), a Ph.D. from the University of Kentucky’s Markey Cancer Center and completed a post-doctoral fellowship at the Johns Hopkins University School of Medicine, Oncology Center. We believe that Dr. Graff is qualified to serve as a member of our Board because of his extensive industry experience.

Luba Greenwood has served as a member of our Board since July 2021. Since September 2021, Ms. Greenwood has served as managing partner of Binney Street Capital, LLC, a venture capital fund established by the Dana-Farber Cancer Institute, since December 2020. From September 2021 to November 2023, Ms. Greenwood served as chief executive officer and chair of the board of directors of Kojin Therapeutics, Inc., a private biopharmaceutical company. From April 2019 until December 2021, Ms. Greenwood served as chief executive officer and member of the board of directors of LUCA Biologics, Inc., a women’s health initiative and microbiome company, and from April 2019 to December 2020, Ms. Greenwood served as senior advisor to the chief executive officer of the Dana-Farber Cancer Institute. From February 2018 to July 2019, Ms. Greenwood was the head of strategic business development and corporate ventures for Verily Life Sciences LLC, a research subsidiary of Alphabet Inc. focused on life sciences and healthcare. From 2015 to February 2018, Ms. Greenwood was the vice president of global business development and mergers and acquisitions at F. Hoffmann-La Roche Ltd., a multinational healthcare company, as well as the head of the Roche Diagnostics

Innovation Center, East Coast. Beginning in 2021, Ms. Greenwood has also served on the board of directors of OS Acquisition Corp., a blank check company. Ms. Greenwood received a B.A. in Biology from Brandeis University and a J.D. from Northeastern University Law School. We believe that Ms. Greenwood’s extensive experience in the pharmaceutical, biotechnology and digital health industries qualifies her to serve on our Board.

Directors Continuing in Office Until the 2026 Annual Meeting of Stockholders

Peter Brandt has served as a member of our Board since July 2019. From September 2010 to November 2020, Mr. Brandt served on the board of directors, and from June 2015 until November 2020 as chair of the board of directors, of Rexahn Pharmaceuticals, Inc., a public biotechnology company (until its merger with Ocuphire Pharma, Inc.). From 2011 to 2013, Mr. Brandt served on the board of directors, and as chair from December 2012, of ePocrates, Inc., a point of care medical applications company (until its acquisition by athenahealth, Inc.). From 2011 to 2012, Mr. Brandt also served as interim chief executive officer and president of ePocrates, Inc. Prior to that, from 2008 to 2009, Mr. Brandt served as president, chief executive officer, and as a member of the board of directors of Noven Pharmaceuticals, Inc., a specialty pharmaceutical company (until its acquisition by Hisamitsu Pharmaceutical Co., Inc.). Prior to leading Noven, Mr. Brandt spent 28 years at Pfizer Inc. where he served various roles, including as Pfizer’s president—U.S. pharmaceuticals operations, where he helped deliver revenue and earnings growth while engineering major change within Pfizer’s U.S. pharmaceuticals organization. Prior to running U.S. operations, he led Pfizer’s Latin American pharmaceuticals operations, as well as the following Pfizer Worldwide Pharmaceuticals functions: finance, information technology, planning and business development. He also oversaw the operations of Pfizer’s care management subsidiary, Pfizer Healthcare Solutions. Mr. Brandt also served as a director of Auxilium Pharmaceuticals, Inc. from December 2010 to January 2015 (until its acquisition by Endo International PLC). Mr. Brandt received a B.A. from the University of Connecticut and an MBA from the Columbia School of Business. We believe that Mr. Brandt’s broad operational management experience in the life sciences industry and experience serving on numerous boards of directors of life sciences companies qualifies him to serve on our Board.

Corrine Epperly has served as a member of our Board since December 2023. Dr. Epperly served as the Chief Operating Officer of Cargo Therapeutics, Inc. (previously Syncopation Life Sciences, Inc.), a public clinical-stage biotechnology company focused on advancing curative cell therapies for cancer patients, from May 2021 to June 2023. Prior to that role, from January 2019 to March 2021, Dr. Epperly was a senior vice president of strategy and operations at Iovance Biotherapeutics, Inc., a public clinical-stage immuno-oncology company. From June 2017 to December 2018, she served as the chief operating officer at Vascular Biogenics Ltd., a public biopharmaceutical focused on cancer treatments. Prior to these roles, Dr. Epperly held the various positions at Bristol Myers Squibb and, prior to joining Bristol Myers Squibb, Dr. Epperly was an equity analyst in Global Pharmaceutical and Biotechnology Investment Research at Goldman Sachs International. Dr. Epperly served on the board of directors of Aveo Oncology, a formerly public commercial stage, oncology-focused biopharmaceutical company, from January 2020 to January 2023. Dr. Epperly received a B.Sc. in Biochemistry and Biology from the University of Virginia, an M.D. from the University of North Carolina Chapel Hill and an M.P.H. from the University of North Carolina Chapel Hill.

Travis Whitfill has served as a member of our Board since May 2018. Mr. Whitfill is the founder and has served in various roles at Azitra Inc., including Chief Operating Officer since July 2023, Executive Director of Advanced Technology from September 2019 to October 2022 and Chief Scientific Officer from January 2014 to September 2019. He has also been a Senior Analyst at Bios Research from September 2014 to June 2023 and served as a partner at Bios Equity Partners, LP, a biotechnology-focused venture capital firm, from October 2015 to June 2023. Mr. Whitfill has also served as an assistant professor adjunct at Yale University since March 2022 and previously served as an associate research scientist with appointments in the Departments of Pediatrics and Emergency Medicine at Yale University from July 2016 to March 2022. Mr. Whitfill has led numerous grant-funded projects, holds several patents and has co-authored over 50 publications. Mr. Whitfill received a B.S. from Dallas Baptist University, a MPhil from UCL in the United Kingdom, and an MPH from Yale University. We believe that Mr. Whitfill’s strong background in entrepreneurship and in the biotech and healthcare industries qualifies him to serve on our Board.

INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE

Board Diversity

The Board Diversity Matrix, below, provides the diversity statistics for our Board as of the date of this proxy statement. Our previous year’s disclosure can be found in our definitive proxy statement filed with the SEC on May 1, 2023.

Board Size:
Total Number of Directors	8
	Female	Male	Non-Binary	Did Not Disclose Gender
Gender Identity
Directors	3	5	—	—
Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	1	1	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	4	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	1

Independence of Directors

As required under The Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s Board must qualify as “independent,” as affirmatively determined by the Board. The Board consults with our counsel to ensure that its determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

The Board has reviewed the independence of each director. Based on information provided by each director concerning her or his background, employment and affiliations, the Board has determined that none of our directors, other than Mr. Ho, has any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of the directors is “independent” as that term is defined under the Nasdaq listing standards. In making these determinations, our Board considered the current and prior relationships that each non-employee director has with us and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our securities by each non-employee director and the transactions described in the section titled “Transactions with Related Persons.”

Leadership Structure

Our Corporate Governance Guidelines specify that the Board will select our Chief Executive Officer and Chair of the Board in the manner that it determines to be in the best interests of our stockholders and in accordance with any stockholder agreements. The Board does not believe there should be a fixed rule regarding the positions of Chief Executive Officer and Chair being held by different individuals, or whether the Chair should be an employee of the Company or should be elected from among the non-employee directors. The needs of the Company and the individuals available to assume these roles may require different outcomes at different times, and the Board believes that retaining flexibility in these decisions is in the best interests of the Company.

Pursuant to its charter, the Nominating and Corporate Governance Committee periodically reviews this matter and make recommendations to the Board. The Nominating Committee has recommended, and the Board has determined, that the roles of Chief Executive Officer and Chair of the Board should be separate. The role of chairperson is currently held by Alan S. Roemer, an independent, non-employee director.

Risk Oversight of the Board

One of the Board’s key functions is informed oversight of our risk management process. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. Our Board and its committees consider specific risk topics, including risks associated with our strategic plan, business operations, capital structure, information technology, data privacy and cyber security. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible.

Our Audit Committee has the responsibility to consider and discuss with management and the auditors, as appropriate, the Company’s guidelines and policies with respect to financial risk management and financial risk assessment, including the Company’s major financial risk exposures and the steps taken by management to monitor and control these exposures. In addition, the Audit Committee considers management risks relating to data privacy, technology and information security, including cyber security, and back-up of information systems and the steps the Company has taken to monitor and control such exposures as well as overseeing the performance of our internal audit function, as applicable. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking, including risks related to executive compensation and overall compensation and benefit strategies, plans, arrangements, practices and policies. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. The Nominating and Corporate Governance Committee also oversees and reviews with management the Company’s major legal compliance risk exposures and the steps management has taken to monitor or mitigate such exposures, including the Company’s procedures and any related policies with respect to risk assessment and risk management.

In connection with its reviews of the operations and corporate functions of our company, our Board addresses the primary risks associated with those operations and corporate functions. In addition, our Board reviews the risks associated with our company’s business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies. While the Board and its committees oversee risk management strategy, management is responsible for implementing and supervising day-to-day risk management processes and reporting to the Board and its committees on such matters.

Meetings of the Board; Executive Sessions

Our Board met six times during the fiscal year ended December 31, 2023. During the fiscal year ended December 31, 2023, each director attended at least 75% of the aggregate number of meetings of our Board and of the committees on which they served (held during the period for which he or she was a director).

As required under applicable Nasdaq listing standards, during the fiscal year ended December 31, 2023, our non-management directors met five times in regularly scheduled executive sessions at which only non-management directors were present.

Board Committees

Our Board has established three standing committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee. Our Board may establish other committees to facilitate the management of our business. Our Board has adopted a written charter for each of our standing committees, which are available to stockholders on our investor relations website at investors.in8bio.com.

The following table provides membership and meeting information for the fiscal year ended December 31, 2023 for each of the committees of our Board. Each Board member attended 75% or more of the aggregate number of meetings of the standing committee on which she or he served, held during the portion of the last fiscal year for which she or he was a committee member.

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Alan S. Roemer
Peter Brandt
Corrine Epperly(1)
Emily Fairbairn
Jeremy Graff(2)
Luba Greenwood
Travis Whitfill(1)
Total meetings in 2023	4	5	3

Financial Expert
Committee Chair
Committee Member
(1)

Corrine Epperly was appointed to the Board and to the Compensation Committee and Science and Technology Committee in December 2023. Mr. Whitfill stepped down from the Compensation Committee in February 2024.

(2)	Jeremy Graff was appointed to the Board and to the Nominating and Corporate Governance Committee and Science and Technology Committee in May 2023.

The Board has determined that each member of each standing committee meets the applicable Nasdaq rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company. Each Board member attended 75% or more of the aggregate number of meetings of the standing committee on which she or he served, held during the portion of the last fiscal year for which she or he was a committee member.

Below is a description of each committee of our Board.

Audit Committee

The Audit Committee currently consists of Alan S. Roemer, Peter Brandt and Luba Greenwood, with Mr. Brandt serving as Chair. The Board has determined each member satisfies the independence requirements under Nasdaq listing standards and Rule 10A-3(b)(1) of the Exchange Act. The Board has determined that Mr. Brandt is an “audit committee financial expert” within the meaning of SEC regulations. Each member of the audit committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, the Board has examined each audit committee member’s scope of experience and the nature of their employment.

The primary purpose of the Audit Committee is to discharge the responsibilities of our Board with respect to our corporate accounting and financial reporting processes, systems of internal control and financial statement audits, and to oversee our independent registered public accounting firm. Specific responsibilities of our audit committee include:

•	helping our Board oversee our corporate accounting and financial reporting processes;

•	managing the selection, engagement, qualifications, independence and performance of a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

•

discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•

conferring with management and the independent registered public accounting firm concerning the scope, design, adequacy, and effectiveness of internal control over financial reporting and our disclosure controls and procedures;

•	reviewing related person transactions;

•	reviewing and assessing of our risk management, risk assessment and major risk exposures, including privacy, cybersecurity and information technology risks; and

•	approving or, as permitted, pre-approving, audit and permissible non-audit services to be performed by the independent registered public accounting firm.

Audit Committee Report

The material in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2023 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

IN8bio, Inc.

Audit Committee

Peter Brandt (chair)

Luba Greenwood

Alan S. Roemer

Compensation Committee

The Compensation Committee currently consists of Alan S. Roemer, Corinne Epperly and Luba Greenwood, with Mr. Roemer serving as Chair. Corinne Epperly was appointed to the Compensation Committee in December 2023 and Travis Whitfill stepped down from the Compensation Committee in February 2024. The Board has determined that each member of the Compensation Committee is independent under the Nasdaq listing standards and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.

The primary purpose of our Compensation Committee is to discharge the responsibilities of our Board in overseeing our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate. Specific responsibilities of our Compensation Committee include:

•	reviewing and establishing general policies relating to compensation and benefits of our employees, including our overall compensation philosophy

•

reviewing and approving the compensation, individual and corporate performance goals and objectives, and other terms of employment of our chief executive officer, other executive officers and other senior management;

•	reviewing and approving (or making recommendations to the Board for approval of) the type and amount of compensation to be paid or awarded to Board members;

•	administering our equity incentive plans and other benefit programs; and

•	assisting the Board in its oversight of our policies and strategies relating to human capital management.

Compensation Committee Processes and Procedures

The Compensation Committee generally meets quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with our Chief Executive Officer. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisers or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at our expense, advice and assistance from compensation consultants and internal and external legal, accounting or other advisers and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after assessing the independence of such person in accordance with SEC and Nasdaq requirements that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

During the past fiscal year, after taking into consideration the six factors prescribed by the SEC and Nasdaq, the Compensation Committee engaged Aon’s Human Capital Solutions (“Aon”), an independent compensation consultant, to provide it with information, recommendations and other advice relating to executive compensation on an ongoing basis. The Compensation Committee has assessed Aon’s independence and determined that Aon had no conflicts of interest in connection with its provisions of services to the Compensation Committee. In 2023, the Compensation Committee engaged Aon to provide market data, peer group analysis and conduct an executive compensation assessment analyzing the cash and equity compensation of our executive officers and directors against compensation for similarly situated executives and directors at our peer group. Our Compensation Committee utilizes the data and analysis from Aon to evaluate and determine appropriate levels of overall compensation for our executive officers, as well as each separate element of compensation, to be consistent and competitive with our peer group.

Our Compensation Committee makes most of the significant adjustments to annual compensation, determines bonus and equity awards and establishes new performance objectives at one or more meetings held during the first quarter of the year. However, our Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, our Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as executive and director stock ownership information, Company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels, including analyses of executive and director compensation paid at a peer group of other companies approved by our Compensation Committee.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of Peter Brandt, Emily Fairbairn, Jeremy Graff and Travis Whitfill, with Mr. Whitfill serving as Chair. The Board has determined that each member of the Nominating and Corporate Governance Committee is independent under the Nasdaq listing standards.

Specific responsibilities of our Nominating and Corporate Governance Committee include:

•	overseeing the Company’s corporate governance functions;

•	developing and making recommendations to our Board regarding corporate governance guidelines and matters;

•	identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on our Board;

•	considering and making recommendations to our Board regarding the composition and chairmanship of the committees of our Board;

•	overseeing periodic evaluations of the Board’s performance, including committees of the Board;

•	instituting plans or programs for the continuing education of our Board and orientation of new directors; and

•	reviewing, evaluating and recommending to our Board succession plans for our executive officers.

Our Board determines the appropriate characteristics, skills and experience for the Board as a whole and for its individual members. The Board considers recommendation for nominees from the Nominating and Corporate Governance Committee. The Board, and in turn the Nominating and Corporate Governance Committee, consider the minimum general criteria below, and may add any specific additional criteria with respect to specific searches, in selecting candidates and existing directors for serving on the Board. An acceptable candidate may not fully satisfy all of the criteria, but is expected to satisfy nearly all of them. The Board believes that candidates for director should have certain minimum qualifications, including the highest personal integrity and ethics, the ability to read and understand basic financial statements, ability to understand our industry and being older than 21.

In considering candidates recommended by the Nominating and Corporate Governance Committee, the Board intends to consider other factors, such as: (i) possessing relevant expertise upon which to be able to offer advice and guidance to management; (ii) having sufficient time to devote to the affairs of the Company; (iii) demonstrating excellence in his or her field; (iv) having the ability to exercise sound business judgment; (v) experience as a board member or executive officer of another publicly held company; (vi) having a diverse personal background, perspective and experience; and (vii) having the commitment to rigorously represent the long-term interests of our stockholders.

The Board and the Nominating and Corporate Governance Committee reviews candidates for director nomination in the context of the current composition of the Board, our operating requirements, and the long-term interests of our stockholders. In conducting this assessment, the Board and the Nominating and Corporate Governance Committee consider diversity (including, among other factors, diversity of gender, ethnic background and country of origin), age, skills and other factors that it deems appropriate to maintain a balance of knowledge, experience, and capability on the Board. For incumbent directors, the Board reviews those directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Board also determines whether the nominee must be independent for Nasdaq purposes.

Generally, our Nominating and Corporate Governance Committee identifies candidates for director nominees in consultation with management, using search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, questionnaires, background checks or any other means that the Nominating and Corporate Governance Committee deems to be appropriate in the evaluation process. Our Nominating and Corporate Governance Committee’s priority in selecting board members is identification of persons who will further the interests of the Company through his or her established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, and professional and personal experiences and expertise relevant to our growth strategy.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by providing timely notice in writing to our Secretary at c/o IN8bio, Inc., 350 5th Avenue, Suite 5330, New York, New York 10118. To be timely, we must receive the notice not less than 90 days nor more than 120 days prior to the anniversary of the prior year’s annual meeting of stockholders, subject to certain exceptions as set forth in our Bylaws. Submissions must include the specific information required in Section 5 of our Bylaws. For additional information about our director nomination requirements, please see our Bylaws.

Science and Technology Committee

The Board has also established the Science and Technology Committee, which consists of Corinne Epperly, Jeremy Graff and Travis Whitfill, with Mr. Graff serving as Chair. The Science and Technology Committee assists with the Board’s oversight of the strategic direction of our research and development activities.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics (“Code of Conduct”) that applies to all our employees, officers and directors. This includes our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. The full text of our Code of Conduct is posted on our website at investors.in8bio.com. We intend to disclose on our website any future amendments of our Code of Conduct or waivers that exempt any principal executive officer, principal financial officer, principal accounting officer or controller, persons performing similar functions or our directors from provisions in the Code of Conduct.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to, among other things, board composition and selection including diversity, Board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and Board committees and compensation. The Corporate Governance Guidelines are posted on our website at investors.in8bio.com.

Stockholder Communications with the Board

Stockholders wishing to communicate with the Board or an individual director may send a written communication to the Board or such director addressed to the Secretary of IN8bio, Inc. at 350 5th Avenue Suite 5330 New York, New York 10118. The Secretary will review each communication and will forward such communication to the Board or to any individual director to whom the communication is addressed unless the communication contains advertisements or solicitations or is unduly hostile, threatening or similarly inappropriate, in which case the Secretary shall discard the communication or inform the proper authorities, as may be appropriate.

Policy on Hedging and Pledging

Our insider trading policy prohibits our employees, directors and designated consultants from engaging in “hedging” or other monetization transactions with respect to our common stock or borrowing against our common stock.

PROPOSAL 2: RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected CohnReznick LLP (“CohnReznick”) as our independent registered public accounting firm for the fiscal year ending December 31, 2024 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. CohnReznick has audited the Company’s financial statements since 2017. Representatives of CohnReznick are expected to be available during the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our organizational documents nor law require that the stockholders ratify the selection of CohnReznick as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of CohnReznick to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Independent Registered Public Accounting Firm Fees

The following table represents the aggregate fees billed to the Company for the fiscal years ended December 31, 2023 and December 31, 2022 by CohnReznick. All fees described below were pre-approved by the Audit Committee.

	Fiscal Year
	2023	2022
Audit Fees(1)	$315,457	$355,981
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—

Total Fees	$315,457	$355,981

(1)

Audit fees are fees related to the annual audit of our consolidated financial statements, the review of our quarterly condensed consolidated financial statements and services performed in connection with registration statements or other regulatory filings with the SEC, including comfort letters and consents.

Pre-Approval Policies and Procedures

Our Audit Committee approves all audit and pre-approves all non-audit services provided by CohnReznick before it is engaged by us to render non-audit services to ensure that the provision of these services does not impair the auditor’s independence. These services may include audit-related services, tax services and other non-audit services. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting. The pre-approval requirement does not apply with respect to non-audit services if:

•	all such services do not, in the aggregate, amount to more than 5% of the total fees paid by us to CohnReznick during the fiscal year in which the services are provided;

•	such services were not recognized as non-audit services at the time of the relevant engagement; and

•	such services are promptly brought to the attention of and approved by the Audit Committee (or its delegate) prior to the completion of the annual audit.

Vote Required

The affirmative vote of the holders of a majority of the voting power of the shares present in person, by remote communication or represented by proxy at the Annual Meeting (excluding abstentions and broker non-votes) will be required to ratify the selection of CohnReznick.

Our Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF COHNREZNICK LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (PROPOSAL 2 ON YOUR NOTICE OF INTERNET AVAILABILITY)

EXECUTIVE OFFICERS

The following table sets forth information regarding our executive officers as of the date of this proxy statement:

Name	Age	Position(s)
William Ho	48	President, Chief Executive Officer, Director and Co-Founder
Trishna Goswami, M.D.	46	Chief Medical Officer
Lawrence Lamb, Ph.D.	70	Executive Vice President, Chief Scientific Officer, and Co-Founder
Patrick McCall	41	Chief Financial Officer
Kate Rochlin, Ph.D.	43	Chief Operating Officer

Biographical information for Mr. Ho is included above with the director biographies under the caption “Information Regarding Director Nominees and Continuing Directors.”

Trishna Goswami, M.D., has served as our Chief Medical Officer since November 2021. From October 2020 to November 2021, Dr. Goswami served as the Vice President of Clinical Research Oncology for Gilead Sciences, Inc., a public biopharmaceutical company. From June 2018 to November 2021, she served as the Vice President of Clinical Development at Immunomedics, Inc., a biopharmaceutical company which was acquired by Gilead Sciences, Inc. in 2020. Prior to that, Dr. Goswami served as the Senior Medical Director of Stemline Therapeutics, Inc., a biopharmaceutical company from May 2017 to June 2018. From September 2014 to May 2017, she was the Medical Director, Immuno-oncology GMD, at AstraZeneca/MedImmune, a public pharmaceutical and biotechnology company. Dr. Goswami received an M.D. from Drexel University College of Medicine and an MBA from University of Maryland Robert H. Smith School of Business.

Lawrence Lamb, Ph.D., is our co-founder and has served as our Executive Vice President and Chief Scientific Officer since November 2018 and as the Chair of our Scientific Advisory Board since December 2017. From April 2004 to December 2018, Dr. Lamb was a Professor of Medicine at the University of Alabama at Birmingham (“UAB”) specializing in transplantation immunology, and also served as the Director of the UAB Cell Therapy Laboratory in the Bone Marrow Transplant and Cellular Therapy department. Prior to that, from 1995 to 2004, he served as faculty (Assistant and Associate Professor) at the University of South Carolina School of Medicine. Dr. Lamb received two postdoctoral fellowships, one from University of South Carolina-Columbia and another from South Carolina Cancer Center. He also received a Ph.D. and an M.S. from University of South Carolina-Columbia and a B.S. from Medical College of Georgia.

Patrick McCall, has served as our Chief Financial Officer since February 2021. Prior to joining us, Mr. McCall was Vice President of Finance at Turnstone Biologics Corp., a public clinical-stage biotechnology company, focused on cancer immunotherapies. There he assisted in raising several rounds of financing, a large collaboration with a global pharmaceutical company, an acquisition in the immunotherapy space and led the build out of the company’s finance and accounting functions. Prior to that Mr. McCall was the Corporate Controller at Catalyst Biosciences, a publicly traded, clinical stage biopharmaceutical company focused on developing hemophilia treatments. While at Catalyst Biosciences, Mr. McCall was part of the team that successfully completed the company’s initial public offering and he was responsible for leading the firm’s SEC reporting, accounting, financial planning & analysis and procurement functions. Previously, he spent 11 years in a variety of finance, accounting, and operational roles at companies such as Apple, Chubb and the accounting firm Deloitte. Mr. McCall is an active Certified Public Accountant and holds an MBA from Cornell University and a B.S. in Accounting from Drexel University.

Kate Rochlin, PhD., has served as our Chief Operating Officer since December 2021. She previously served as our Vice President of Operations and Innovation from December 2020 until December 2021 and as our Associate Vice President of Operations and Innovation from August 2020 until December 2020. Since February 2013, Dr. Rochlin has served as a Project Principle and since October 2019 on the board of directors of the Solution Lab, Inc., a nonprofit organization that provides Ph.D. and MBA students real-world consulting experiences.

From March 2020 until August 2020, Dr. Rochlin served as the Chief Business Officer of Curadigm SAS, a private nanotechnology company. Previously, she served as Curadigm’s Director of Business Development from March 2019 to August 2020. Prior to that, Dr. Rochlin Served as Director of Scientific Affairs for Filament BioSolutions Inc., a private biotechnology company, from March 2016 until April 2019. From September 2012 to January 2017, she was a Co-founder and the Chief Scientific Officer of Immunovent, LLC, a biotechnology company focused on commercialization of technologies for diagnosing allergies, and then served as a Scientific and Business Advisor to Immunovent, LLC from January 2017 until March 2019. Dr. Rochlin received a Ph.D. in Cell and Developmental Biology from Weill Cornell University and a B.A. with double majors in Molecular Biology and History and Sociology of Science (HSSC) from the University of Pennsylvania.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Executive Officer Compensation

Summary Compensation Table

The following table sets forth information for each of the last two completed fiscal years regarding compensation awarded to or earned by our Chief Executive Officer and the two other most highly compensated executive officers, or collectively, the named executive officers, during the fiscal years indicated:

Name and Principal Position	Year	Salary ($)(1)	Option Awards ($)(2)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)		Total ($)
William Ho	2023	572,000	984,166	286,000	12,000	(5)	1,854,166
President and Chief Executive Officer	2022	550,000	892,646	275,000	12,000		1,729,646
Trishna Goswami, M.D.	2023	474,000	396,667	191,508	3,000	(6)	1,065,676
Chief Medical Officer	2022	452,000	360,795	183,512	3,000		999,307
Patrick McCall(7)	2023	412,000	323,571	167,272	12,000	(5)	914,844
Chief Financial Officer

(1)	Salary amounts represent actual amounts earned during the applicable year. See “—Narrative to the Summary Compensation Table—Annual Base Salary” below.
(2)

Amounts represent the aggregate grant date fair value of the option awards granted to our named executive officers during the years indicated as computed in accordance with Accounting Standards Codification Topic 718 (“ASC 718”). See Note 2 to Consolidated Financial Statements in our Annual Report on Form 10-K for a discussion of assumptions made by us in determining the aggregate grant date fair value of our option awards. Note that the amounts reported in this column reflect the accounting cost for these stock options and do not reflect the actual economic value that may be realized by the named executive officers. For additional information on these awards, please see “—Outstanding Equity Awards at Fiscal Year-End.”

(3)	See “—Narrative Disclosure to Summary Compensation Table—Equity-Based Incentive Awards” below for a description of the material terms of the program pursuant to which this compensation was awarded.
(4)

The amounts reported in this column represent annual performance-based bonuses earned based on the achievement of company and individual performance goals and other factors deemed relevant by our Board and Compensation Committee. For additional information, see “—Narrative Disclosure to Summary Compensation Table – Non-Equity Incentive Plan Compensation.”

(5)	Amount represents (i) $3,000 of employer matching contribution under the 401(k) plan and (ii) $9,000 of medical waiver contributions.
(6)	Amounts represent employer matching contribution under the 401(k) plan.
(7)	Mr. McCall was not an NEOs for the fiscal year 2022, and as such, we have provided information solely with respect to fiscal year 2023.

Narrative to the Summary Compensation Table

Annual Base Salary

Our named executive officers receive a base salary to compensate them for services rendered to us. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. None of our named executive officers is currently party to an employment agreement or other agreement or arrangement that provides for automatic or scheduled increases in base salary. See “—Employment Arrangements” for additional information.

Equity-Based Incentive Awards

Our equity award program is the primary vehicle for offering long-term incentives to our executives. We believe that equity awards provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. We have historically used stock option grants for this purpose because we believe they are an effective means by which to align the long-term interests of our executive officers with those of our stockholders. The use of options also can provide tax and other advantages to our executive officers relative to other forms of equity compensation.

We award equity grants broadly to our employees, including to our non-executive employees. Grants to our executives and other employees are made at the discretion of the Board and are generally made upon commencement of employment, promotion or annually during the first quarter of each year. We believe that our equity awards are an important retention tool for our executive officers, as well as for our other employees.

In order to preserve the 2020 Equity Incentive Plan (“2020 Plan”) reserve in advance of the stockholders approving our Amended and Restated 2023 Equity Incentive Plan (“2023 Plan”) and employee hiring optionality, the Compensation Committee determined that it was the best interests of the Company and its stockholders to split the annual grants into two grants. Accordingly, on April 14, 2023, the Compensation Committee granted each of Mr. Ho, Dr. Goswami and Mr. McCall an option to purchase 393,959, 200,000 and 200,000 shares of our common stock, respectively, at an exercise price of $1.21 per share pursuant to the 2020 Plan. On June 21, 2023, subsequent to the approval by the stockholders of the 2023 Plan, the Compensation Committee granted each of Mr. Ho, Dr. Goswami and Mr. McCall an option to purchase 393,950, 134,000 and 67,800 shares of our common stock, respectively, at an exercise price of $2.01 per share pursuant to the 2023 Plan. Each option vests one-fourth (1/4th) on the first anniversary of the date of grant with the remainder of the award vesting in 36 equal monthly installments thereafter, subject to the executive’s continuous service to us through each vesting date.

Annual Performance-Based Bonus

We develop a performance-based bonus program annually. Under the annual performance bonus program, each named executive officer was eligible to be considered for an annual performance bonus based on (1) the individual’s target bonus, as a percentage of base salary, (2) the percentage attainment of our corporate goals established by our Board in its sole discretion and communicated to each officer, and (3) the percentage attainment of individual performance goals established by the Board in its sole discretion and communicated to each officer. Mr. Ho’s bonus is based 100% on corporate performance, and each of Dr. Goswami’s and Mr. McCall’s bonus is based 90% on corporate performance and 10% on individual performance. For 2023, our Board determined that the percentage attainment level for each of Mr. Ho, Dr. Goswami and Mr. McCall was 100%, 109% and 115%, respectively, based on a 100% corporate goal achievement. Accordingly, our Board approved performance-based bonuses for each of the named executive officers as reflected in the column of the Summary Compensation Table above entitled “Non-Equity Incentive Plan Compensation.”

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding equity awards held by the named executive officers that were outstanding as of December 31, 2023. Prior to the 2020 Plan becoming effective on July 29, 2021, all equity awards were granted pursuant to our 2018 Equity Incentive Plan. The 2023 Plan succeeds the 2020 Plan and was approved at the 2023 Annual Meeting.

	Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
William Ho	10/5/2020	144,479	38,021	(1)	$6.74	10/4/2030
	7/29/2021	133,218	87,282	(2)	$10.00	07/28/2031
	2/15/2022	116,645	137,855	(3)	$4.28	2/14/2032
	10/21/2022	27,755	55,510	(4)	$1.48	10/21/2032
	4/14/2023	—	393,950	(3)	$1.21	4/14/2033
	6/21/2023	—	393,950	(3)	$2.01	6/21/2033
Trishna Goswami, M.D.	11/19/2021	130,208	119,792	(1)	$6.80	11/18/2031
	2/15/2022	41,479	49,021	(3)	$4.28	2/14/2032
	10/21/2022	22,809	45,618	(4)	$1.48	10/21/2032
	4/14/2023	—	200,000	(3)	$1.21	4/14/2033
	6/21/2023	—	134,000	(3)	$2.01	6/21/2033
Patrick McCall	2/1/2021	133,744	55,072	(3)	$5.36	1/31/2031
	7/29/2021	24,166	15,834	(2)	$10.00	7/28/2031
	2/15/2022	38,729	45,771	(3)	$4.28	2/14/2032
	10/21/2022	19,932	39,864	(4)	$1.48	10/21/2032
	4/14/2023	—	200,000	(3)	$1.21	4/14/2033
	6/21/2023	—	87,150	(3)	$2.01	6/21/2033

(1)	Of the shares underlying this option, 25% vested on the Grant Date and the remaining shares vest in 36 equal monthly installments thereafter, subject to the executive officer’s continuous service.
(2)	The shares underlying this option vest in 48 equal monthly installments commencing on August 29, 2021, subject to the executive officer’s continuous service.
(3)

Of the shares underlying this option, 25% vested on the first anniversary of the Grant Date and the remaining shares vest in 36 equal monthly installments thereafter, subject to the executive officer’s continuous service.

(4)	The shares underlying this option vest in three equal annual installments commencing on October 21, 2023, subject to the executive officer’s continuous service.

Employment Arrangements

Below are descriptions of our employment agreements and arrangements with our named executive officers. The agreements generally provide for at-will employment without any specific term and set forth the named executive officer’s initial base salary and annual target bonus. Each named executive officer is also eligible to participate in all employee benefit plans that are generally available to our employees. Furthermore, each of our named executive officers has executed our standard employee confidential information and invention assignment agreement, which includes, among other things, non-solicitation and non-competition provisions.

William Ho

In December 2020, we entered into an amended and restated employment agreement with William Ho, our President and Chief Executive Officer. For 2023, Mr. Ho’s annual base salary was $572,000 and target annual performance achievement was 50% of his annual base salary, as determined by the Board in its sole discretion. Effective, as of January 1, 2024, Mr. Ho’s annual base salary was increased to $612,000 and his target annual performance achievement was increased to 55% of his annual base salary.

If we terminate Mr. Ho’s employment with us without cause (as defined in his amended employment agreement), he will receive the following severance payments and benefits if he timely executes and does not revoke a release of claims in our favor and complies with certain restrictive covenants and continuing obligations: (i) continued payments of his then-current annual base salary for 18 months and (ii) accelerated vesting of the then-unvested portion of each of his outstanding time-based equity awards that would have become vested had he remained employed by us for an additional 18 months following his termination.

If Mr. Ho’s employment is terminated without cause or he terminates his employment for good reason within three months prior to or 12 months after a “change in control,” as defined in his employment agreement, he is instead entitled to (a) a lump sum severance payment equal to the sum of 12 months base salary and 100% of his annual current target performance bonus in effect as of the change in control, (b) full accelerated vesting on all of his unvested equity awards, (c) an extension on the time period during which Mr. Ho has to exercise any options that are held by him on the date of his termination of employment and (d) payment on his behalf of up to 12 months of health insurance benefits continuation.

Trishna Goswami, M.D.

In October 2021, we entered into an employment agreement with Dr. Trishna Goswami, our Chief Medical Officer. For 2023, Dr. Goswami’s annual base salary was $474,500 and target annual performance achievement was equal to 40% of her annual base salary, as determined by the Board in its sole discretion. Effective as of January 1, 2024, Dr. Goswami’s annual base salary was increased to $495,000 with a target annual performance achievement of 40%.

If we terminate Dr. Goswami’s employment with us without cause (as defined in her employment agreement), she will receive: (i) continued payments of her then-current annual base salary for 12 months; (ii) to the extent Dr. Goswami achieved any of the performance goals for such calendar year, a prorated bonus, subject to her timely execution and non-revocation of a release of claims in our favor and compliance with certain restrictive covenants and continuing obligations; and (iii) payment on her behalf of up to nine months of health insurance benefits continuation.

If Dr. Goswami’s employment is terminated without cause or she terminates her employment for good reason within three months prior to or 12 months after a “change in control,” as defined in her employment agreement, she is instead entitled to (a) a lump sum severance payment equal to the sum of 12 months base salary and 100% of her annual current target performance bonus in effect as of the change in control, (b) full accelerated vesting on all of her unvested equity awards and (c) payment on his behalf of up to 12 months of health insurance benefits continuation.

Patrick McCall

In January 2021, we entered into an employment agreement with Patrick McCall, our Chief Financial Officer. For 2023, Mr. McCall’s annual base salary was $412,000 and target annual performance achievement was equal to 40% of his annual base salary, as determined by the Board in its sole discretion. Effective as of January 1, 2024, Mr. McCall’s current base salary was increased to $455,000 with a target annual performance achievement of 40%.

If we terminate Mr. McCall’s employment with us without cause (as defined in his employment agreement), he will receive: (i) continued payments of his then-current annual base salary for 12 months; (ii) to the extent Mr. McCall achieved any of the performance goals for such calendar year, a prorated bonus, subject to his timely execution and non-revocation of a release of claims in our favor and compliance with certain restrictive covenants and continuing obligations; and (iii) payment on his behalf of up to 12 months of health insurance benefits continuation.

If Mr. McCall’s employment is terminated without cause or he terminates his employment for good reason within three months prior to or 12 months after a “change in control,” as defined in his employment agreement, he is instead entitled to (a) a lump sum severance payment equal to the sum of 12 months base salary and 100% of his annual current target performance bonus in effect as of the change in control, (b) full accelerated vesting on all of his unvested equity awards and (c) payment on his behalf of up to 12 months of health insurance benefits continuation.

Potential Payments and Benefits Upon Termination or Change in Control

The employment agreements for our named executive officers provide for severance and change in control benefits as described above under “—Employment Arrangements.”

Health and Welfare and Retirement Benefits; Perquisites

All of our current named executive officers are eligible to participate in our employee benefit plans, including our medical, dental, vision, disability and life insurance plans, in each case on the same basis as all of our other employees. We generally do not provide perquisites or personal benefits to our named executive officers, except in limited circumstances.

401(k) Plan

Our named executive officers are eligible to participate in a defined contribution retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees may defer eligible compensation on a pre-tax or after-tax (Roth) basis, up to the statutorily prescribed annual limits on contributions under the Code. Contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. We make matching contributions into the 401(k) plan on behalf of participants equal to 100% on participant contributions up to $3,000 of their compensation. Participants are immediately and fully vested on all contributions. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan (except for Roth contributions) and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan. Our Board may elect to adopt qualified or nonqualified benefit plans in the future, if it determines that doing so is in our best interests.

Clawback Policy

In October 2023, the Compensation Committee adopted our Incentive Compensation Recoupment Policy (the “Clawback Policy”), designed to comply with Rule 10D-1 of the Exchange Act and Nasdaq Listing Rule 5608, which provides for recoupment of incentive compensation in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under the relevant securities laws. The Clawback Policy applies to our current and former executive officers. Compensation that is granted, earned or vested based wholly or in part upon attainment of a Financial Reporting Measure (as defined in the Clawback Policy) is subject to recoupment.

Director Compensation

Cash and Equity Compensation

Our non-employee director compensation policy, as amended from time to time, is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders. Under this policy, we pay each of our non-employee directors a cash retainer for service on the Board and for service on each committee on which the director is a member. The chairperson of each committee will receive a higher retainer for such service. These retainers are payable in arrears in four equal quarterly installments on the last day of each quarter, provided that the amount of such payment will be prorated for any portion of such quarter that the director is not serving on our Board or the applicable committee.

For 2023, the retainers to be paid to non-employee directors for service on the Board and for service on each committee of the Board on which the director is a member was as follows:

Position	Annual Service Retainer ($)		Chairperson Additional Retainer ($)
Board of Directors	35,000	(1)	65,000
Audit Committee	7,500	(1)	22,500	(1)
Science and Technology Committee	7,500		22,500
Compensation Committee	5,000		15,000
Nominating and Corporate Governance Committee	4,000		12,000

(1)

Effective January 1, 2024, the annual service retainer paid to each member of the Board and to the members of the Audit Committee was increased to $40,000 and $10,000, respectively. The chairperson additional retainer paid to the chair of the Audit Committee was increased to $25,000.

Pursuant to the policy in effect prior to December 6, 2023, each non-employee director elected to our Board received an option to purchase 27,000 shares of our common stock (the “Initial Grant”). Further, on the date of each annual meeting of stockholders, each non-employee director that continued to serve as a non-employee director received an option to purchase 13,500 shares of our common stock (the “Annual Grant”). For the 2023 annual grant, the Board approved an option to purchase 85,000 shares of our common stock in lieu of the Annual Grant to all continuing directors. This one-time grant was intended in part to compensate directors for their diluted underwater positions. Effective as of December 6, 2024, each non-employee director elected to our Board was entitled to receive an Initial Grant of 54,800 shares underlying each option and each non-employee director that continued to serve as a non-employee director was entitled to receive an Annual Grant of 27,400 shares underlying each option. In addition, as a result of our recent capital raise, effective January 1, 2024, the Initial Grant was increased to 67,300 shares underlying each option and the Annual Grant was increased to 33,650 shares underlying each option, representing the market 60th percentile.

The shares subject to the Initial Grant will vest monthly over a three-year period, subject to the director’s continued service as a director. The shares subject to each Annual Grant will vest in equal monthly installments over the 12 months following the date of grant and, notwithstanding the foregoing, will be fully vested on the date of Company’s next annual stockholder meeting, subject to the director’s continued service as a director. The exercise price per share of these options will equal the fair market value of our common stock on the date of grant. All options granted under this policy will vest in full upon the occurrence of a change in control (as defined in the 2023 Plan) prior to the termination of the director’s continuous service.

Each non-employee director may elect to convert his or her cash compensation into an award of restricted stock units, which we refer to as the retainer grant. If a non-employee director timely makes this election, each such retainer grant will be automatically granted on the first business day following the date the corresponding cash compensation otherwise would be paid under the policy and will cover a number of shares of our common stock equal to (A) the aggregate amount of the corresponding cash compensation otherwise payable to the non-employee director divided by (B) the closing sales price per share of our common stock on the date the corresponding cash compensation otherwise would be paid (or, if such date is not a business day, on the first business day thereafter), rounded down to the nearest whole share. In addition, each retainer grant will be fully vested on the grant date.

Notwithstanding the foregoing, any member of our Board that is entitled to the above compensation may elect to forego all or a portion of such compensation from time to time by giving notice to the Company.

Director Compensation

The following table sets forth information regarding the compensation earned for service on the Board by our non-employee directors during the year ended December 31, 2023. Mr. Ho is a member of our Board, but he did not receive any additional compensation for service as a director. Mr. Ho’s compensation as a named executive officer is set forth above under “—Summary Compensation Table.”

Name	Fees Earned or Paid in Cash ($)	Option Awards(1)(2) ($)	Total ($)
Alan S. Roemer	122,500	133,918	256,417
Peter Brandt	61,500	133,918	195,418
Corrine Epperly(3)	3,253	45,616	48,869
Emily Fairbairn	39,000	133,918	172,917
Jeremy Graff(4)	41,000	170,179	211,179
Luba Greenwood	47,500	133,918	181,417
Travis Whitfill	29,750	133,918	163,667

(1)

The amounts reported in this column reflect the aggregate grant date fair value of the stock and option awards granted to our directors as computed in accordance with ASC Topic 718. Note that the amounts reported in this column reflect the accounting cost for these awards and do not reflect the actual economic value that may be realized by the directors.

(2)	The following table provides information regarding the aggregate number of option awards granted to our non-employee directors that were outstanding as of December 31, 2023:

Name	Option Awards (#)
Alan S. Roemer	421,137
Peter Brandt	181,221
Corrine Epperly	54,800
Emily Fairbairn	119,500
Jeremy Graff	112,000
Luba Greenwood	119,500
Travis Whitfill	121,775

(3)	Corrine Epperly was appointed to the Board on December 6, 2023.
(4)	Jeremy Graff was appointed to the Board on May 1, 2023.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us regarding the beneficial ownership of shares of our common stock as of April 17, 2024, by: (i) each of our named executive officers; (ii) each of our directors; (iii) all of our executive officers and directors as a group; and (iv) each person, or group of affiliated persons, known by us to beneficially own more than 5% of any class of our voting securities.

Information with respect to beneficial ownership is based on information furnished to us by each director or executive officer. Information about our 5% or greater stockholders, other than percentages of beneficial ownership, is based solely on Schedules 13G or 13D filed with the SEC. Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he or she possesses sole or shared voting or investment power of that security and includes options and warrants that are currently exercisable within 60 days of April 17, 2024. Options to purchase shares of our common stock that are exercisable within 60 days of April 17, 2024, are deemed to be beneficially owned by the persons holding these options for the purpose of computing percentage ownership of that person but are not treated as outstanding for the purpose of computing any other person’s ownership percentage. Except as indicated in the footnotes below, each of the beneficial owners named in the table below has, to our knowledge, sole voting and investment power with respect to all shares of common stock listed as beneficially owned by him or her, except for shares owned jointly with that person’s spouse.

We have based our calculation of beneficial ownership on 44,019,836 shares of our common stock outstanding as of April 17, 2024. Unless otherwise indicated, the address for each of the stockholders in the table below is c/o IN8bio, Inc., 350 5th Avenue, Suite 5330, New York, New York 10118.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned
5% and Greater Stockholders:
Entities affiliated with Bios Equity Partners, LP(1)	10,444,499	22.8
Entities affiliated with AIGH Capital Management, LLC(2)	4,430,791	10.0
The Grant Ryan Fairbairn Revocable Trust(3)	3,688,524	7.9
The Nina Claire Fairbairn Revocable Trust(4)	3,688,524	7.9
Transcend Partners Opportunity Fund I LLC(5)	3,222,485	7.3
The Hewlett Fund LP(6)	2,459,016	5.4
Alyeska Master Fund, L.P.(7)	2,459,016	5.4
Directors and Named Executive Officers:
William Ho(8)	3,455,537	7.7
Trishna Goswami(9)	305,108	*
Patrick McCall(10)	380,974	*
Peter Brandt(11)	714,885	1.6
Corrine Epperly(12)	256,421	*
Emily Fairbairn(13)	236,792	*
Jeremy Graff(14)	103,397	*
Luba Greenwood(15)	121,638	*
Alan S. Roemer(16)	792,151	1.8
Travis Whitfill(17)	121,775	*
All current directors and executive officers as a group (12 people)	7,392,277	15.5

*	Represents beneficial ownership of less than 1%.
(1)

Consists of (a) 251,211 shares of common stock held by Bios Fund II NT, LP (“Bios Fund II NT”), (b) 1,876,624 shares of common stock held by Bios Fund II QP, LP (“Bios Fund II QP”), (c) 574,432 shares of common stock held by Bios

Fund II, LP (“Bios Fund II”), (d) 570,724 shares of common stock held by Bios Fund III, LP (“Bios Fund III”), (e) 601,980 shares of common stock held by Bios Fund III NT, L.P. (“Bios Fund III NT”), (f) 3,727,597 shares of common stock held by Bios Fund III QP, L.P. (“Bios Fund III QP”), (g) 997,433 shares of common stock held by Bios Incysus Co-Invest I, LP (“Bios Incysus”), (h) 1,722,723 shares of common stock issuable upon exercise of warrants held by Bios Clinical Opportunity Fund, LP (“Bios COF Fund”), which are immediately exercisable, and (i) 121,775 shares underlying outstanding options that are immediately exercisable or will be immediately exercisable within 60 days of April 17, 2024 held by Travis Whitfill. Bios Equity Partners II, LP (“Bios Equity II”) is the general partner of Bios Fund II NT, Bios Fund II QP, Bios Fund II and Bios Incysus. Bios Equity Partners III, LP (“Bios Equity III”) is the general partner of Fund III NT, Fund III QP and Fund III. Cavu Management, LP and Bios Capital Management, LP (“Bios Management”) are the general partners of Bios Equity I, Bios Equity II and Bios Equity III. Cavu Advisors, LLC (“Cavu Advisors”) is the general partner of Cavu Management LP. Bios Management is the general partner Bios Equity COF, LP (“Bios Equity COF”), and Bios Equity COF is the general partner of Bios COF Fund. Bios Advisors GP, LLC (“Bios Advisors”) is the general partner of Bios Capital Management, LP. Leslie Kreis, Jr. is the sole manager of Cavu Advisors, a co-manager of each of Bios Fund II, Bios Fund II QP, Bios Fund II NT, Bios Fund III, Bios Fund III QP, Bios Fund III NT and Bios Directors. Aaron Fletcher is the sole manager of Bios Advisors and Bios COF Fund and a co-manager of each of Bios Fund II, Bios Fund II QP, Bios Fund II NT, Bios Fund III, Bios Fund III QP, Bios Fund III NT and Bios Directors. Mr. Kreis and Dr. Fletcher have shared voting and investment power over the shares described in this footnote 1. Mr. Whitfill, a director of the Company, was a partner at Bios Equity Partners, LP (“Bios Equity I”) through June 30, 2023 but does not have voting or investment power over the shares described in this footnote. Pursuant to an agreement with BP Directors, LP (“Bios Directors”), Mr. Whitfill has agreed that he will hold certain equity-based awards granted to him on or prior to June 30, 2023 in connection with his services as a director as a nominee for Bios Directors. Bios Equity I is the general partner of Bios Directors. The principal business address of these entities and persons is 1751 River Run, Suite 400, Fort Worth, Texas 76107.
(2)

Consists of (a) (i) 3,079,496 shares held by AIGH Investment Partners, LP (“AIGH Partners”), (ii) 800,452 shares held by WVP Emerging Manager Onshore Fund, LLC – AIGH Series (“AIGH Series”) and (iii) 218,413 shares held by WVP Emerging Manager Onshore Fund, LLC – Optimized Equity Series (“Optimized Series”) and (b) an aggregate of 332,430 shares issuable upon exercise of warrants held by AIGH Partners, AIGH Series and Optimized Series. AIGH Capital Management, LLC (“AIGH Management”) is as an advisor or sub-advisor with respect to the shares held by AIGH Partners, AIGH Series and AIGH Optimized Series. Orin Hirschman is the Managing Member of AIGH Management and president of AIGH LLC. The principal office and business address of these entities and persons is 6006 Berkeley Avenue, Baltimore, MD 21209.

(3)

Consists of (a) 1,229,508 shares and (b) 2,459,016 shares issuable upon exercise of warrants. Grant Fairborn is the trustee of the Grant Fairbairn Living Trust and the adult child of Emily Fairbairn, a member of our board of directors. Ms. Fairbairn does not have voting or investment power over the shares described in this footnote. The address of this entity is 10 Orinda View Road, Orinda, CA 94563.

(4)

Consists of (a) 1,229,508 shares and (b) 2,459,016 shares issuable upon exercise of warrants. Nina Fairborn is the trustee of the Grant Fairbairn Living Trust and the adult child of Emily Fairbairn, a member of our board of directors. Ms. Fairbairn does not have voting or investment power over the shares described in this footnote. The address of this entity is 10 Orinda View Road, Orinda, CA 94563.

(5)

Any action with respect to the shares of common stock held by Transcend Partners Opportunity Fund I LLC, including voting and dispositive decisions, requires at least a majority vote of its managing members, Grant Fairbairn, Nina Fairbairn and Scott Kintz, each of whom disclaim beneficial ownership of such shares except to the extent of their pecuniary interest therein. Grant Fairbairn and Nina Fairbairn are Emily Fairbairn’s adult children. Ms. Fairbairn disclaims beneficial ownership of the shares held by Transcend except to the extent of her pecuniary interest therein. The address of Transcend Partners Opportunity Fund I LLC is 10 Orinda View Road, Orinda, CA 94563.

(6)

Consists of (a) 819,672 shares and (b) 1,639,344 shares issuable upon exercise of warrants. Martin Chopp is the general partner of The Hewlett Fund LP and has voting and investment control over the securities held by The Hewlett Fund LP. The address of this entity is 100 Merrick Road, Suite 400W, Rockville Center, NY 11570.

(7)

Consists of (a) 819,672 shares and (b) 1,639,344 shares issuable upon exercise of warrants. Alyeska Fund GP, LLC, is the General Partner and control person of Alyeska Master Fund, L.P. Jason Bragg is the Chief Financial Officer of Alyeska Fund GP, LLC. The address of this entity is 77 W. Wacker St., Suite 700, Chicago, IL 60601.

(8)

Consists of (a) 145,999 shares held by Mr. Ho’s children, (b) 109,500 shares held by other relatives of Mr. Ho over which Mr. Ho has voting power pursuant to a voting proxy, (c) 163,934 shares underlying outstanding warrants that are immediately exercisable, and (d) 614,592 shares underlying outstanding options that are immediately exercisable or will be immediately exercisable within 60 days of April 17, 2024.

(9)

Consists of (a) 6,729 shares, (b) 8,196 shares underlying outstanding warrants that are immediately exercisable and (c) 290,183 shares underlying outstanding options that are immediately exercisable or will be immediately exercisable within 60 days of April 17, 2024.

(10)

Consists of (a) 26,755 shares, (b) 40,984 shares underlying outstanding warrants that are immediately exercisable and (c) 313,235 shares underlying outstanding options that are immediately exercisable or will be immediately exercisable within 60 days of April 17, 2024.

(11)

Consists of (a) 264,440 shares, (b) 105,290 shares held by The Peter C. Brandt 2020-4 GRAT (the “GRAT”), (c) 163,934 shares underlying outstanding warrants that are immediately exercisable, and (d) 181,221 shares underlying outstanding options that are immediately exercisable or will be immediately exercisable within 60 days of April 17, 2024. Mr. Brandt is the trustee of the GRAT and, as such, has voting and investment power over the shares held by the GRAT.

(12)

Consists of (a) 81,967 shares, (b) 163,934 shares underlying outstanding warrants that are immediately exercisable, and (c) 10,520 shares underlying outstanding options that are immediately exercisable or will be immediately exercisable within 60 days of April 17, 2024.

(13)

Consists of (a) 91,336 shares held by Ms. Fairbairn through an individual retirement account (“Roth IRA”), (b) 27,706 shares held by Valley High Limited Partnership (“Valley High”), and (c) 117,750 shares underlying outstanding options that are immediately exercisable or will be immediately exercisable within 60 days of April 17, 2024. Ms. Fairbairn exercises control over the Roth IRA and, as such, has voting and investment power over the shares held by the Roth IRA. Ms. Fairbairn’s spouse is the sole managing partner of Valley High and has voting and investment power over the shares held by Valley High. Ms. Fairbairn disclaims beneficial ownership of the shares held by Valley High except to the extent of her pecuniary interest therein.

(14)

Consists of (a) 4,549 shares, (b) 4,098 shares underlying outstanding warrants that are immediately exercisable, and (c) 94,750 shares underlying outstanding options that are immediately exercisable or will be immediately exercisable within 60 days of April 17, 2024.

(15)	Consists of (a) 7,826 shares and (b) 113,812 shares underlying outstanding options that are immediately exercisable or will be immediately exercisable within 60 days of April 17, 2024.
(16)

Consists of (a) 158,448 shares, (b) 14,837 shares held by Christiana Trust a Division of Wilmington Savings Fund Society FSB TR Alan S. Roemer 2015 Family Trust (the “Family Trust”), (c) 204,918 shares underlying outstanding warrants that are immediately exercisable, and (d) 413,948 shares underlying outstanding options that are immediately exercisable or will be immediately exercisable within 60 days of April 17, 2024. Mr. Roemer disclaims beneficial ownership of the shares held by the Family Trust except to the extent of his pecuniary interest therein.

(17)

Consists of shares underlying outstanding options that are immediately exercisable or will be immediately exercisable within 60 days of April 17, 2024. As described in footnote 1, Mr. Whitfill has agreed that he will hold certain equity-based awards granted to him on or prior to June 30, 2023 in connection with his services as a director as a nominee for Bios Directors. Mr. Whitfill disclaims beneficial ownership of the shares held by Bios except to the extent of his pecuniary interest therein.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2023.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(#)	Weighted-average exercise price of outstanding options, warrants and rights (b)($)(1)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(#)
Equity compensation plans approved by security holders:
2018 Equity Incentive Plan	1,355,568	5.51	—	(2)
2020 Plan	3,954,215	3.38	—	(2)
2023 Plan	1,386,150	1.98	6,914,120	(3)
2020 Employee Stock Purchase Plan	—	—	387,812	(4)
Equity compensation plans not approved by security holders	—	—	—

Total	6,695,933	3.52	7,301,932

(1)	The weighted average exercise price is calculated based solely on outstanding stock options.
(2)

Following the adoption of the 2020 Plan, no additional stock awards have been or will be granted under the 2018 Equity Incentive Plan (“2018 Plan”). Following adoption of the 2023 Plan, no additional stock awards have been or will be granted under the 2020 Plan. Any shares becoming available under the 2018 Plan or 2020 Plan by repurchase, forfeiture, expiration or cancellation will become available for grant under the 2023 Plan.

(3)

The number of shares of common stock reserved for issuance under the 2023 Plan will automatically increase on January 1 of each year by 5% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board (which may be zero). Pursuant to the terms of the 2023 Plan, the number of shares available under the 2023 Plan was increased by 2,164,366 shares effective as of January 1, 2024, which is not reflected in the table above.

(4)

The number of shares of common stock reserved for issuance under the ESPP will automatically increase on January 1 of each year by the lesser of (i) 1% of the outstanding number of shares of common stock on the immediately preceding December 31 and (ii) 400,000, or such lesser number of shares as determined by our Board. Pursuant to the terms of the ESPP, the number of shares available under the ESPP was increased by 400,000 shares effective January 1, 2024, which is not reflected in the table above.

TRANSACTIONS WITH RELATED PERSONS AND INDEMNIFICATION

Policies and Procedures for Transactions with Related Persons

We have adopted a written related party transaction policy in which all proposed related party transactions must be approved by either (i) our full Board in the case of executive officers and directors or (ii) with respect to all other related parties, our Nominating and Corporate Governance Committee. This review covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any “related person” were or are participants involving an amount that exceeds or will exceed $120,000 or, during such time as we qualify as a “smaller reporting company,” the lesser of (a) $120,000 or (b) 1% of the average of our total assets for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest. Transactions involving compensation for services provided to us as an employee, director, consultant or similar capacity by a related person are not covered by this policy. A “related party” is any person who is or was one of our executive officers, directors or director nominees or is a holder of more than 5% of our common stock, or their immediate family members or any entity owned or controlled by any of the foregoing persons.

Transactions involving compensation for services, including equity awards, provided to us as an employee, consultant or director will not be considered related person transactions under this policy. For more information regarding our compensation arrangements and equity awards granted to our directors and named executive officers, see the sections titled “Executive Officer and Director Compensation—Executive Compensation” and “Executive Officer and Director Compensation—Director Compensation.”

A related person is any executive officer, director, nominee to become a director or a holder of more than 5% of any class of our voting securities (including the common stock), including any of their immediate family members and affiliates, including entities owned or controlled by such persons.

Certain Related Person Transactions

Other than compensation arrangements for our directors and executive officers, below we describe transactions since January 1, 2022 to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•

any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

Participation in 2023 Private Placement

In December 2023, we entered into a securities purchase agreement with multiple investors (the “Private Placement”), pursuant to which we issued and sold an aggregate of 11,823,829 units comprising (i) (a) one share of common stock or (b) one pre-funded warrant to purchase one share of common stock (“Pre-Funded Warrants”), and, in each case, (ii) one Series A ordinary warrant to purchase one share of common stock (“Series A Warrants”) and (iii) one Series B ordinary warrant to purchase one share of common stock (“Series B Warrants” and, together with the Pre-Funded Warrants and Series A Warrants, the “Warrants”). In connection with the Private Placement, we issued an aggregate of 11,249,588 shares of common stock, 574,241 Pre-Funded Warrants, 11,823,829 Series A Warrants and 11,823,829 Series B Warrants. The Pre-Funded Warrants have an exercise price of $0.0001 per share, are exercisable immediately and are exercisable until the Pre-Funded Warrant is exercised in full. The Series A Warrants have an exercise price of $1.25 per share, are exercisable immediately and will expire on June 13, 2025. The Series B Warrants have an exercise price of $1.50 per share, are exercisable immediately and will expire on December 13, 2028. The units were sold at a purchase price of $1.22 per unit, for an aggregate initial net proceeds of $13.5 million, after deducting private placement fees and expenses. The closing of the Private Placement occurred on December 13, 2023.

The table below sets forth the aggregate number of shares of our common stock and Warrants purchased by our directors and officers and the holders of more than 5% of our common stock and affiliates.

Name	Number of Shares	Number of Warrant Shares Underlying Pre-Funded Warrants	Number of Warrant Shares Underlying Series A Ordinary Warrants	Number of Warrant Shares Underlying Series B Ordinary Warrants	Aggregate Purchase Price ($)
AIGH Investment Partners, LP(1)	3,079,496	—	3,079,496	3,079,496	3,756,985.12
WVP Emerging Manager Onshore Fund, LLC – AIGH Series(1)	800,452	—	800,452	800,452	976,551.44
WVP Emerging Manager Onshore Fund, LLC – Optimized Equity Series(1)	218,413	—	218,413	218,413	266,463.86
Grant Fairbairn Living Trust(2)	1,229,508	—	1,229,508	1,229,508	1,499,999.76
Nina Fairbairn Living Trust(3)	1,229,508	—	1,229,508	1,229,508	1,499,999.76
The Hewlett Fund LP	819,672	—	819,672	819,672	999,999.84
Alyeska Master Fund, L.P.	819,672	—	819,672	819,672	999,999.84
Bios Clinical Opportunity Fund, LP(4)	—	574,241	574,241	574,241	700,516.60
Peter Brandt	81,967	—	81,967	81,967	99,999.74
Corinne Epperly	81,967	—	81,967	81,967	99,999.74
Trishna Goswami	4,098	—	4,098	4,098	4,999.56
Jeremy Graff	2,049	—	2,049	2,049	2,499.78
William Ho	81,967	—	81,967	81,967	99,999.74
Lawrence Lamb	1,639	—	1,639	1,639	1,999.58
Patrick McCall	20,492	—	20,492	20,492	25,000.24
Kate Rochlin	12,295	—	12,295	12,295	14,999.90
Alan S. Roemer	102,459	—	102,459	102,459	124,999.98

Total:	8,585,654	574,241	9,159,895	9,159,895	$11,175,014

(1)	AIGH Investment Partners, LP, WVP Emerging Manager Onshore Fund, LLC – AIGH Series, and WVP Emerging Manager Onshore Fund, LLC – Optimized Equity Series are affiliates of AIGH Capital Management, LLC.
(2)	Grant Fairbairn is the trustee of the Grant Fairbairn Living Trust and the adult child of Emily Fairbairn, a member of our Board.
(3)	Nina Fairbairn is the trustee of the Nina Fairbairn Living Trust and the adult child of Emily Fairbairn, a member of our Board.
(4)	Bios Clinical Opportunity Fund, LP is an affiliate of Bios Equity Partners, LP.

Also in December 2023, we entered into a registration rights agreement (“Registration Rights Agreement”) with the investors party to the Purchase Agreement pursuant to which we agreed to register for resale the shares of common stock issued pursuant to the Purchase Agreement and the common stock underlying the Warrants (the “Registrable Securities”). Under the Registration Rights Agreement, we agreed to file a registration statement covering the resale of the Registrable Securities no later than 30 days following the closing of the Private Placement, which we filed in January 2024.

Investors’ Rights Agreement

We are party to an investors’ rights agreement (the “Rights Agreement”), dated May 7, 2018, with certain of our stockholders who purchased our Series A preferred stock, including all holders of more than 5% of our capital stock, as well as with William Ho and Peter Brandt. The Rights Agreement provides that these holders are entitled to certain registration rights, including the right to demand that we file a registration statement or request that their shares be covered by a registration statement that we otherwise file. In addition to the registration rights, the Rights Agreement provides for certain information rights and rights of first offer in favor of certain of these stockholders, which terminated upon the closing of our initial public offering. The registration rights will terminate upon the earliest of (i) the closing of a deemed liquidation event, (ii) with respect to each stockholder, the date when such stockholder can sell all of its registrable shares without limitation during a three-month period without registration pursuant to Rule 144 of the Securities Act or another similar exemption under the Securities Act and (iii) July 30, 2024.

Indemnification Agreements

We have entered or intend to enter, and intend to continue to enter, into separate indemnification agreements with our directors and certain of our executive officers, in addition to the indemnification provided for in our certificate of incorporation and bylaws. These indemnification agreements provide our directors and executive officers with contractual rights to indemnification and, in some cases, expense advancement in any action or proceeding arising out of their services as one of our directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at our request.

OTHER INFORMATION FOR STOCKHOLDERS

Stockholder Proposals for the 2025 Annual Meeting of Stockholders

Our amended and restated bylaws (“Bylaws”) provide that, for stockholder director nominations or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to our Secretary at IN8bio, Inc., 350 5th Avenue, Suite 5330, New York, New York 10118. To be timely for the 2025 Annual Meeting of Stockholders, a stockholder’s notice must be delivered to or mailed and received by our Secretary at our principal executive offices between February 12, 2025 and March 14, 2025; provided, that if the date of that annual meeting of stockholders is more than 30 days prior to or more than 30 days after the anniversary of the immediately preceding year’s annual meeting, we must receive the required notice no earlier than the close of business on the 120th day prior to the meeting date and not later than the close of business on the 90th day prior to the meeting date or, if later than the 90th day prior to such meeting date, the 10th day following the day on which public disclosure of that meeting date is first made. A stockholder’s notice to the Secretary must also set forth the information required by our Bylaws.

Stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and intended to be presented at the 2025 Annual Meeting of Stockholders must be received by us not later than December 27, 2024 in order to be considered for inclusion in our proxy materials for that meeting. In addition, stockholders who intend to solicit proxies in support of director nominees other than our nominees must also comply with the additional requirements of Rule 14a-19(b) under the Exchange Act.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our Proxy Materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or IN8bio, Inc. Direct your written request to IN8bio, Inc., 350 5th Avenue, Suite 5330, New York, New York 10118, Attn: Patrick McCall, Secretary, or email ir@IN8bio.com. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board knows of no business to be brought before the Annual Meeting which is not referred to in the accompanying Notice of Annual Meeting. Should any such matters be presented, the persons named in the proxy shall have the authority to take such action in regard to such matters as in their judgment seems advisable. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such matter.

By Order of the Board of Directors

Patrick McCall

Corporate Secretary

April 26, 2024

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 is available free of charge at the SEC’s web site at www.sec.gov. Stockholders can also access this proxy statement and our Annual Report on Form 10-K at investors.in8bio.com. A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 is also available without charge upon written request to our Secretary or via email at ir@in8bio.com.

P.O. BOX 8016, CARY, NC 27512-9903

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IN8bio, Inc.	Internet:
Annual Meeting of Stockholders	www.proxypush.com/INAB
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For Stockholders of record as of April 17, 2024

Wednesday, June 12, 2024 9:00 AM, Eastern Time

Annual Meeting to be held live via the Internet—please visit please visit

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The undersigned hereby appoints Alan Roemer and William Ho (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of IN8bio, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR IN PROPOSAL 1 AND FOR PROPOSAL 2. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2024 BetaNXT, Inc. or its affiliates. All Rights Reserved

IN8bio, Inc. Annual Meeting of Stockholders

Please make your marks like this:	☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES FOR DIRECTOR IN PROPOSAL 1 AND FOR PROPOSAL 2.

	PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1.	Election of Director	FOR	WITHHOLD
	1.01 William Ho	☐	☐		FOR

	1.02 Alan S. Roemer	☐	☐		FOR

		FOR	AGAINST	ABSTAIN
2.	To ratify the selection of CohnReznick LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.	☐	☐	☐	FOR

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Signature (and Title if applicable)	Date	Signature (if held jointly)	Date